Exhibit 99.1

LifeMD Reports Third Quarter 2026 Results

●	Third quarter 2026 revenue of $44.6 million; adjusted EBITDA loss of approximately $0.4 million, within the Company’s guidance range of negative $1 million to positive $2 million.
●	Adjusted EBITDA improved approximately $3.1 million sequentially from an adjusted EBITDA loss of $3.5 million in the second quarter of 2026, driven primarily by a 34% sequential reduction in selling and marketing expenses and reduction of overall non-clinical expenses.
●	GAAP net loss from continuing operations attributable to common stockholders of $5.2 million, or $0.11 per share, compared with $8.4 million, or $0.18 per share, in the second quarter of 2026.
●	Total active subscribers increased 13% year-over-year to approximately 350,000.
●	LifeMD Pharmacy shipment volume grew 58.3% year-over-year.
●	Exited the quarter with $21.9 million of cash and no debt; subsequent to quarter-end, closed on a $12.5 million senior secured term loan to replace the Company’s previous credit facility.
●	Entered into arrangements with both Novo Nordisk and Eli Lilly, enabling LifeMD’s pharmacy to begin dispensing self-pay branded GLP-1 medications, including Wegovy, Wegovy Pill, Ozempic, Zepbound, and Foundayo, to patients nationwide.
●	Entered into an exclusive relationship with AT&T to provide its 100 million wireless and fiber customers and 110,000 U.S. employees access to LifeMD’s healthcare and pharmacy services.
●	Expecting fourth quarter 2026 revenue of between $46 million and $49 million, and Adjusted EBITDA of between negative $4 million to negative $2 million.

Conference call begins at 4:30 p.m. Eastern time today

NEW YORK, November 12, 2026 (GLOBE NEWSWIRE) — LifeMD, Inc. (Nasdaq: LFMD), a leading provider of virtual primary care and pharmacy services, today reported financial results for the third quarter ended September 30, 2026.

Management Commentary

“We ended the quarter with approximately 350,000 active subscribers, up 13% from a year ago and nearly flat from the second quarter, despite spending $9.5 million less on marketing,” said Justin Schreiber, Chairman and CEO of LifeMD. “We’re helping more people access high-quality healthcare, and we’re getting more efficient at doing it. From May to September, cost per acquisition fell 32% while monthly media spend declined 45%. Adjusted EBITDA improved approximately $3.1 million sequentially to roughly breakeven, and we expect to sustain or improve these unit economics going forward.

“Revenue of $44.6 million was below our guidance, and we are resetting our outlook for the fourth quarter and full year. We deliberately reduced marketing spend and prioritized longer patient commitments, and our partnerships took longer to ramp than we expected. Those factors weighed on revenue this quarter, but we believe our decisions put us in a stronger position to grow profitably.

“Our pharmacy has begun dispensing branded GLP-1 medications from Eli Lilly and Novo Nordisk. Our exclusive relationship with AT&T gives its 100 million wireless and fiber customers and 110,000 U.S. employees access to our healthcare and pharmacy services. We also made significant progress on our enterprise healthcare offering, which we will begin marketing to businesses across the country in the fourth quarter. Our women’s health program continued to improve, and we added experienced leadership to accelerate its growth. Our focus now is turning this work into revenue growth while maintaining the operating discipline we established this quarter.”

“Gross margin was approximately 82% in the quarter, compared with approximately 89% in the second quarter and 85% a year ago. The decline primarily reflects a change in presentation, not economics: under our new branded fulfillment arrangements, medications fulfilled by our own pharmacy are recognized on a gross revenue basis,” said Atul Kavthekar, Chief Financial Officer of LifeMD. “We reduced selling and marketing expense by $9.5 million sequentially to $18.5 million. General and administrative expense increased slightly from the second quarter to $14.7 million, reflecting clinical capacity added to support our new partnerships, partially offset by efficiencies in non-clinical functions. We ended the quarter with $21.9 million of cash and no debt. Subsequent to quarter end, we closed a $12.5 million non-convertible senior secured term loan with Avenue Capital. It replaces our prior revolving credit facility and gives us significantly greater flexibility to fund the working capital our branded fulfillment arrangements may require.”

Third Quarter 2026 Financial Highlights

All comparisons are with the third quarter of 2025 on a continuing operations basis (excluding WorkSimpli, which was divested on November 4, 2025, and is reported as discontinued operations for all periods presented). Non-GAAP financial measures referenced below are defined and reconciled to the most directly comparable GAAP measures at the end of this press release.

●	Total revenue was $44.6 million, compared with $47.7 million in the prior-year period, a decrease of approximately 7%.
●	Gross profit was $36.4 million, compared with $40.7 million in the prior-year period. Gross margin was approximately 82%, compared with approximately 85% in the prior-year period, a decline of approximately 370 basis points, primarily reflecting the gross revenue presentation of branded medications fulfilled by our pharmacy.
●	Selling and marketing expenses decreased 18% year-over-year, and 34% sequentially, to $18.5 million.
●	General and administrative expenses increased 6% year-over-year to $14.7 million, reflecting added clinical capacity.
●	GAAP net loss from continuing operations attributable to common stockholders was $5.2 million, or $0.11 per share, compared with a GAAP net loss from continuing operations attributable to common stockholders of $5.4 million, or $0.12 per share, in the prior-year period.
●	Adjusted EBITDA was a loss of approximately $0.4 million, compared with adjusted EBITDA of approximately $2.8 million in the prior-year period.
●	Cash totaled $21.9 million as of September 30, 2026, and the Company had no debt at quarter end.
●	The number of active subscribers increased 13% year-over-year to approximately 350,000 at quarter end.

($ in 000s)	Three Months Ended September 30,		Y-o-Y
Key Performance Metrics	2026	2025	% Growth

Revenue	$44,625	$47,728	-7%

Gross Profit	$36,376	$40,666	-11%

Gross Margin %	82%	85%	-370b pts

Adjusted EBITDA	$(413)	$2,787	-115%

Active Subscribers	349,744	310,818	13%

Financial Guidance

For the fourth quarter of 2026, the Company expects:

●	Revenue in the range of $46 million to $49 million.
●	Adjusted EBITDA in the range of negative $4 million to negative $2 million.

For the full year 2026, the Company expects (revised from previous guidance):

●	Revenue in the range of $188 million to $191 million, compared with previous guidance of $205.5 million to $212.5 million.
●	Adjusted EBITDA in the range of negative $12.6 million to negative $10.6 million, compared with previous guidance of negative $6.0 million to breakeven.

Conference Call

LifeMD’s management will host a conference call today at 4:30 p.m. Eastern time to discuss the Company’s financial results and outlook, and answer questions. Details for the call are as follows:

Toll-free dial-in number:	(877) 270-2148
International dial-in number:	+1 (412) 902-6510
Conference ID:	LifeMD, Inc. Third Quarter 2026 Results

A live and archived webcast will be available in the Investors section of the Company’s website at ir.lifemd.com.

About LifeMD, Inc.

LifeMD® is a leading virtual care company making high-quality healthcare more accessible, convenient, and affordable. Through its vertically integrated platform, LifeMD connects patients with a 50-state affiliated medical group, laboratory services, a state-of-the-art in-house pharmacy, and a U.S.-based patient care center. Together, these capabilities support care across more than 200 conditions, including primary care, men’s and women’s health, weight management, and hormone therapy. For more information, please visit LifeMD.com.

Cautionary Note Regarding Forward Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended; Section 21E of the Securities Exchange Act of 1934, as amended; and the safe harbor provision of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this news release may be identified by the use of words such as: “believe,” “expect,” “anticipate,” “project,” “should,” “plan,” “will,” “may,” “intend,” “estimate,” “predict,” “continue,” and “potential,” or, in each case, their negative or other variations or comparable terminology referencing future periods. Examples of forward-looking statements include, but are not limited to, statements regarding our financial outlook and guidance, short and long-term business performance and operations, future revenues and earnings, regulatory developments, legal events or outcomes, ability to comply with complex and evolving regulations, market conditions and trends, new or expanded products and offerings, growth strategies, underlying assumptions, and the effects of any of the foregoing on our future results of operations or financial condition.

Forward-looking statements are not historical facts and are not assurances of future performance. Rather, these statements are based on our current expectations, beliefs, and assumptions regarding future plans and strategies, projections, anticipated and unanticipated events and trends, the economy, and other future conditions, including the impact of any of the aforementioned on our future business. As forward-looking statements relate to the future, they are subject to inherent risk, uncertainties, and changes in circumstances and assumptions that are difficult to predict, including some of which are out of our control. Consequently, our actual results, performance, and financial condition may differ materially from those indicated in the forward-looking statements. These risks and uncertainties include, but are not limited to, “Risk Factors” identified in our filings with the Securities and Exchange Commission, including, but not limited to, our most recently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and any amendments thereto. Even if our actual results, performance, or financial condition are consistent with forward-looking statements contained in such filings, they may not be indicative of our actual results, performance, or financial condition in subsequent periods.

Any forward-looking statement made in the news release is based on information currently available to us as of the date on which this release is made. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required under applicable law or regulation.

Investor Contact

ir@lifemd.com

Media Contact

press@lifemd.com

Tables to Follow

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LIFEMD, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2026	December 31, 2025
ASSETS

Current Assets
Cash	$21,921,769	$36,786,318
Receivables, net	13,249,849	2,485,882
Product deposit	218,690	320,217
Inventory, net	10,348,601	2,773,576
Other current assets	3,522,349	2,646,077
Total Current Assets	49,261,258	45,012,070

Non-current Assets
Equipment, net	1,905,154	2,444,717
Right of use assets, net	4,622,463	5,267,857
Capitalized software, net	10,329,573	10,604,946
Intangible assets, net	166,583	262,334
Total Non-current Assets	17,023,773	18,579,854

Total Assets	$66,285,031	$63,591,924

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Current Liabilities
Accounts payable	$37,736,899	$14,149,154
Accrued expenses	12,842,607	14,214,393
Current operating lease liabilities	691,719	642,422
Deferred revenue	10,433,507	10,573,442
Total Current Liabilities	61,704,732	39,579,411

Long-term Liabilities
Non-current operating lease liabilities	5,159,954	5,681,374
Total Liabilities	66,864,686	45,260,785

Commitments and Contingencies
Stockholders’ (Deficit) Equity
Series A Preferred Stock, $0.0001 par value; 1,610,000 shares authorized, 1,400,000 shares issued and outstanding as of September 30, 2026 and December 31, 2025	140	140
Common Stock, $0.01 par value; 100,000,000 shares authorized, 48,358,877 and 46,760,016 shares issued, 48,255,837 and 46,656,976 outstanding as of September 30, 2026 and December 31, 2025, respectively	483,589	467,600
Additional paid-in capital	255,443,609	251,455,616
Accumulated deficit	(256,343,292)	(233,428,516)
Treasury stock, 103,040 shares, at cost, as of September 30, 2026 and December 31, 2025	(163,701)	(163,701)
Total LifeMD, Inc. Stockholders’ (Deficit) Equity	(579,655)	18,331,139
Total Liabilities and Stockholders’ (Deficit) Equity	$66,285,031	$63,591,924

LIFEMD, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Telehealth revenue, net	$44,625,086	$47,727,942	$142,048,848	$146,861,697
Cost of telehealth revenue	8,249,469	7,061,651	19,605,877	21,627,901
Gross profit	36,375,617	40,666,291	122,442,971	125,233,796

Expenses
Selling and marketing expenses	18,500,609	22,563,994	76,411,416	66,988,030
General and administrative expenses	14,654,524	13,800,377	43,468,661	42,995,255
Other operating expenses	3,453,051	2,800,013	9,673,184	8,072,564
Customer service expenses	2,351,426	2,784,320	8,103,717	9,086,549
Development costs	1,882,508	1,844,269	5,470,005	5,526,379
Total expenses	40,842,118	43,792,973	143,126,983	132,668,777

Operating loss from continuing operations	(4,466,501)	(3,126,682)	(20,684,012)	(7,434,981)

Interest (expense) income, net	(3,212)	(260,621)	98,924	(1,385,046)
Loss on debt extinguishment	-	(1,155,851)	-	(1,155,851)
Loss from continuing operations before income taxes	(4,469,713)	(4,543,154)	(20,585,088)	(9,975,878)

Income tax provision	-	(31,823)	-	(31,823)
Net loss from continuing operations	(4,469,713)	(4,574,977)	(20,585,088)	(10,007,701)

Net income from discontinued operations	-	935,013	-	4,821,519
Net loss	(4,469,713)	(3,639,964)	(20,585,088)	(5,186,182)

Net income attributable to noncontrolling interests of discontinued operations	-	249,462	-	1,286,382

Net loss attributable to LifeMD, Inc.	(4,469,713)	(3,889,426)	(20,585,088)	(6,472,564)

Preferred stock dividends	(776,563)	(776,563)	(2,329,688)	(2,329,688)

Net loss attributable to LifeMD, Inc. common stockholders	(5,246,276)	$(4,665,989)	$(22,914,776)	$(8,802,252)

Basic (loss) earnings per share attributable to LifeMD, Inc. common stockholders
Continuing operations	(0.11)	$(0.12)	$(0.48)	$(0.28)
Discontinued operations	-	0.01	-	0.08
Basic loss per share	(0.11)	$(0.10)	$(0.48)	$(0.20)

Diluted (loss) earnings per share attributable to LifeMD, Inc. common stockholders
Continuing operations	(0.11)	$(0.12)	$(0.48)	$(0.28)
Discontinued operations	-	0.01	-	0.08
Diluted loss per share	(0.11)	$(0.10)	$(0.48)	$(0.20)

Weighted average number of common shares outstanding:
Basic	48,182,152	46,162,625	47,772,180	44,575,553
Diluted	48,182,152	46,162,625	47,772,180	44,575,553

LIFEMD, INC.

 CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,469,713)	$(3,639,964)	$(20,585,088)	$(5,186,182)
Less: Net income from discontinued operations	-	935,013	-	4,821,519
Net loss from continuing operations	(4,469,713)	(4,574,977)	(20,585,088)	(10,007,701)
Adjustments to reconcile net loss from continuing operations to net cash (used in) provided by operating activities:
Amortization of debt discount	-	33,481	-	234,369
Amortization of capitalized software	1,727,834	1,597,030	5,116,366	4,712,732
Amortization of intangibles	31,917	31,917	95,751	62,084
Loss on debt extinguishment	-	1,155,851	-	1,155,851
Depreciation of fixed assets	301,049	253,031	883,294	583,915
Noncash operating lease expense	217,495	217,495	645,394	743,207
Stock compensation expense	1,684,445	3,198,036	3,923,462	7,841,178

Changes in Assets and Liabilities
Receivables	(9,507,862)	(10,338)	(10,763,967)	2,618,396
Product deposit	25,069	(119,518)	101,527	(329,755)
Inventory	(7,392,457)	(181,027)	(7,575,025)	(635,024)
Other current assets	(1,035,546)	(1,382,528)	(876,272)	(558,239)
Operating lease liabilities	(165,451)	(23,535)	(472,123)	(171,841)
Deferred revenue	(357,714)	(2,322,589)	(139,935)	(4,864,738)
Accounts payable	19,579,987	(4,591,851)	23,587,745	3,896,078
Accrued expenses	(1,588,687)	4,529,660	(1,371,786)	(1,109,939)
Net cash (used in) provided by operating activities of continuing operations	(949,634)	(2,189,862)	(7,430,657)	4,170,573
Net cash provided by operating activities of discontinued operations	-	2,042,726	-	7,390,125
Net cash (used in) provided by operating activities	(949,634)	(147,136)	(7,430,657)	11,560,698

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for capitalized software costs	(1,322,921)	(1,937,544)	(4,840,993)	(5,884,672)
Purchase of equipment	(170,728)	(785,748)	(343,731)	(1,679,963)
Net cash used in investing activities of continuing operations	(1,493,649)	(2,723,292)	(5,184,724)	(7,564,635)
Net cash used in investing activities of discontinued operations	-	(871,188)	-	(2,596,766)
Net cash used in investing activities	(1,493,649)	(3,594,480)	(5,184,724)	(10,161,401)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of debt instruments	-	(16,667,433)	-	(18,719,721)
Sale of common stock under ATM, net	-	8,721,717	-	8,721,717
Preferred stock dividends	(776,563)	(776,563)	(2,329,688)	(2,329,688)
Cash proceeds from exercise of warrants	-	464,950		464,950
Cash proceeds from exercise of options	-	5,950	80,520	5,950
Net cash used in financing activities of continuing operations	(776,563)	(8,251,379)	(2,249,168)	(11,856,792)
Net cash used in financing activities of discontinued operations	-	(449,539)	-	(761,658)
Net cash used in financing activities	(776,563)	(8,700,918)	(2,249,168)	(12,618,450)

Net decrease in cash	(3,219,846)	(12,442,534)	(14,864,549)	(11,219,153)
Cash at beginning of period	25,141,615	36,228,305	36,786,318	35,004,924
Cash at end of period	21,921,769	23,785,771	21,921,769	23,785,771
Less: Cash of discontinued operations at end of period	-	2,838,484	-	2,838,484
Cash of continuing operations at end of period	$21,921,769	$20,947,287	$21,921,769	$20,947,287

Cash paid for interest and taxes
Cash paid during the period for interest	$-	$241,464	$-	$1,461,032
Cash paid during the period for taxes	$-	$14,617	$361,230	$482,471

Non-cash investing and financing activities
Cashless exercise of options	$-	$253	$-	$1,315
Cashless exercise of warrants	$3,204	$-	$3,204	$3,901
Stock issued for debt conversion	$-	$-	$-	$1,000,000
Stock issued for asset acquisition	$-	$-	$-	$303,000

About the Use of Non-GAAP Financial Measures

To supplement our financial information presented in accordance with GAAP, we use adjusted EBITDA as a non-GAAP financial measure to clarify and enhance an understanding of past performance. We believe that the presentation of this financial measure enhances an investor’s understanding of our financial performance. We further believe that this financial measure is a useful financial metric to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business. We use certain financial measures for business planning purposes and in measuring our performance relative to that of our competitors.

Adjusted EBITDA is defined as net loss attributable to LifeMD, Inc. common stockholders before interest, taxes, depreciation, amortization, extraordinary litigation costs, severance and restructuring costs, acquisition expenses, insurance acceptance readiness expenses, preferred stock dividends, stock-based compensation expense, net income from discontinued operations and net income attributable to noncontrolling interests of discontinued operations. We have provided below a reconciliation of adjusted EBITDA to net loss attributable to LifeMD, Inc. common stockholders, its most directly comparable GAAP financial measure.

We believe the above financial measure is commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term adjusted EBITDA may vary from that of others in our industry. Adjusted EBITDA should not be considered as an alternative to net loss before taxes, net loss per share, operating loss or any other performance measures derived in accordance with GAAP as measures of performance.

Reconciliation of Net Loss Attributable to LifeMD, Inc. Common Stockholders to Adjusted EBITDA

(in whole numbers, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net loss attributable to LifeMD, Inc. common stockholders	$(5,246,276)	$(4,665,989)	$(22,914,776)	$(8,802,252)

Interest (income) expense, net	3,212	227,140	(98,924)	1,150,677
Depreciation and amortization expense	2,060,800	1,881,978	6,095,411	5,358,731
Amortization of debt discount	-	33,481	-	234,369
Loss on debt extinguishment	-	1,155,851	-	1,155,851
Financing transactions expense	-	97,699	-	97,699
Litigation costs (a)	64,328	959,803	1,112,269	1,699,462
Severance and restructuring costs	243,885	-	992,879	102,417
Acquisitions expenses	-	(231,571)	-	1,783,206
Insurance acceptance readiness	-	8,190	-	183,330
Taxes	-	31,823	-	31,823
Preferred stock dividends	776,563	776,563	2,329,688	2,329,688
Stock compensation expense	1,684,445	3,198,036	3,923,462	7,841,178
Net income from discontinued operations	-	(935,013)	-	(4,821,519)
Net income attributable to noncontrolling interests of discontinued operations	-	249,462	-	1,286,382

Adjusted EBITDA	$(413,043)	$2,787,452	$(8,559,991)	$9,631,041

(a) For the three and nine months ended September 30, 2026 and 2025, the Company included costs related to: (1) a class action complaint  captioned Johnston v. LifeMD, Inc., et al., against the Company and certain executive officers alleging: (i) violations of Section 10(b) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder by all defendants for making false and misleading statements; and (ii) violations of Section 20(a) of the Securities Exchange Act of 1934, as amended, by the individual officer defendants for violating their duty to disseminate accurate and truthful information, and (2) a heavily negotiated executive separation agreement. For the three and nine months ended September 30, 2025, the Company also included costs related to a class action complaint alleging, inter alia, unauthorized disclosure of certain information of class members to third parties (the Marden v. LifeMD, Inc. case).